CERTIFICATE OF AMENDMENT
                                     OF
                          ARTICLES OF INCORPORATION

The undersign certify that:

1) They are the President and Secretary, respectively, of The Institute of New Physics, a California Corporation.

2) The Articles of Incorporation of this corporation are amended as to Article
I:

                        The name of this corporation is to be:

                	  THE INSTITUTE OF APPLIED PHYSICS, INCORPORATED

3) The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

4) The foregoing amendment of the Articles of Incorporation has been duly approved by the required vote of the members.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in the certificate are true and correct of our own knowledge.

January 6, 1998                                   /s/SUSAN M. BRANA
                                                  Susan M. Brana, President

                                                  /s/SUSAN M. BRANA
   	                                              Susan M. Brana, Secretary